UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2024

Photozou Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55806	90-1260322
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4-30-4F, Yotsuya Shinjuku-ku, Tokyo, Japan	160-0004
(address of principal executive offices)	(zip code)

81-3-6369-1589
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

 “We”, “Us”, “Our”, “PTZH” and or “The Company” refer to Photozou Holdings, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On April 19, 2024, Mr. Koichi Ishizuka resigned as the Company’s Chief Financial Officer. The resignation of Mr. Ishizuka was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On April 19, 2024, Koichi Ishizuka, who makes up our Board of Directors of Photozou Holdings, Inc., (the “Company”) took the following actions by unanimous written consent: Yuko Yakeuchi is to be elected to serve as Chief Financial Officer and a Director of the Company; Mitsuru Ueno is to be elected to serve as a Director of the Company; Taketsugu Aoyama is to be elected to serve as an Independent Director of the Company, and as a member of the Audit Committee.

On April 19, 2024, Yuko Takeuchi, Mitsuru Ueno, and Taketsugu Aoyama accepted their appointments to their respective positions with the Company, as listed above.

The biographical information of Yuko Takeuchi is as follows:

Yuko Takeuchi, age 67, has been in charge of finance and administration at the following companies: From 1992 to 2001, Ms. Takeuchi worked as an Assistant Manager at Hermes Japan. From 2000 to 2005, Ms. Takeuchi served as the Chief Financial Officer of Lalique Japan. From 2005 to 2006, Ms. Takeuchi served as Chief Financial Officer of Shinwa Finance Japan. From 2006 to 2007, Ms. Takeuchi served as CFO of Buzz, a Japan corporation. From 2008 to 2013, Ms. Takeuchi served as Chief Financial Officer of Clasquin Japan. From 2014 to present, Ms. Takeuchi has served as Chief Financial Officer of OFF Line Japan.

As a result of Ms. Takeuchi’s extensive experience in finance and administration, the board has determined to elect Yuko Takeuchi as the Company’s Chief Financial Officer and a Director.

The biographical information of Mitsuru Ueno is as follows:

Mitsuru Ueno, age 49, was employed as an Executive Producer at Photozou Co., Ltd., a photo sharing social networking service in Japan, from 2017 to 2022, where he was responsible for business development. From January 2022 to Present, Mr. Ueno has served as Chief Operating Officer of WB Burgers Japan, Inc., a holding company which operates Wayback Burgers in Japan, where his responsibilities pertain to international business development. From October 2022 to present, Mr. Ueno has served as Chief Operating Officer of Next Meats USA, Inc., a foodtech venture company, where he is responsible for international business development.

As a result of Mr. Ueno’s business development expertise, the board has determined to elect Mitsuru Ueno to the position of Director of the Company.

The biographical information of Taketsugu Aoyama is as follows:

Taketsugu Aoyama, age 50, has served as the President of Aoyama Certified Accountant Corporation, an accounting corporation, from 2005 to present. In his position he has assisted clients with the preparation of tax returns, related financial statements, general bookkeeping and consultation.

As a result of Mr. Aoyama’s accounting expertise the board has determined to elect Taketsugu Aoyama as an Independent Director of the Company, and as a member of the Audit Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
17.1	Officer Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Photozou Holdings, Inc.

Dated: April 24, 2024	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer